UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2012

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7075 Flying Cloud Drive

Eden Prairie, Minnesota, 55344

(Address and zip code of principal executive offices)

(952) 828-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(c) On July 30, 2012, SUPERVALU INC. (“SUPERVALU”) announced that the employment of Craig R. Herkert, President, Chief Executive Officer and Director, has been terminated, effective July 29, 2012, and that current Non-Executive Chairman Wayne C. Sales has been named President and Chief Executive Officer. In addition, the Board has elected Philip L. Francis, a SUPERVALU Director since 2006, as Lead Director. Mr. Sales will continue as Chairman of the Board. In accordance with SUPERVALU’s Governance Principles, Mr. Herkert resigned as a Director of SUPERVALU in connection with the termination of his employment. A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Mr. Sales, 62, has been a Director of SUPERVALU since 2006 and Non-Executive Chairman of the Board since 2010. He is the retired Vice-Chairman of Canadian Tire Corporation Limited, a retail, financial services and petroleum company, which he led as President and Chief Executive Officer from 2000 to 2006. Mr. Sales is also a Director and Chair of the Compensation Committee of Tim Hortons Inc., which is the fourth largest publicly-traded quick service restaurant chain in North America based on market capitalization. Additionally, until recently he served as a Director and Chair of the Compensation Committee of Georgia Gulf Corp., a leading, integrated North American manufacturer of chemicals and vinyl-based building and home improvement products, and as a Director and Chair of the Nominating/Governance Committee of Discovery Air Inc., a specialty aviation company. In light of his new responsibilities as President and Chief Executive Officer of SUPERVALU and pursuant to the terms of the Agreement (described below), Mr. Sales retired from his board positions with Georgia Gulf Corp. and Discovery Air Inc.

(e) On August 2, 2012, Mr. Sales entered into a letter agreement with SUPERVALU regarding the terms of his employment as President and Chief Executive Officer of SUPERVALU (the “Agreement”). The Agreement has a two-year term ending on July 28, 2014 (the “Term”). Pursuant to the Agreement, Mr. Sales will be paid an annual salary of $1,500,000 and will receive a signing bonus of $1,260,000 payable in two equal installments, one within 14 days of signing the Agreement and the second on July 29, 2013. Mr. Sales will also be entitled to receive a cash bonus for the portion of SUPERVALU’s fiscal year ending February 23, 2013 equal to no less than $1,000,000, the opportunity to earn a bonus for SUPERVALU’s fiscal year ending February 22, 2014 with a minimum of zero, a target of $1,500,000 and a maximum of $3,000,000, and the opportunity to earn a bonus for the period commencing on February 23, 2014 and ending at the end of the Term with a minimum of zero, a target of $500,000 and a maximum of $1,000,000, each based on the achievement of performance goals approved by the Leadership Development and Compensation Committee of the Board.

On August 2, 2012, the Board granted Mr. Sales 447,155 stock units under SUPERVALU’s 2012 Stock Plan (the “Plan”). Subject to his continued employment as Chief Executive Officer of SUPERVALU, Mr. Sales will be entitled to receive an additional grant of stock units on July 29, 2013 equal to $1,100,000 divided by the closing price of SUPERVALU’s common stock on the New York Stock Exchange on the date of grant. The stock units will convert into shares of common stock on a one-for-one basis at the earliest of: (i) the second anniversary of the date of grant, (ii) Mr. Sales’ “separation from service” (as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), (iii) the fifth business day after his death or “disability” (within the meaning of Section 409A of the Code) or (iv) a “change in control” (as defined in the Plan) which is also a change in control for purposes of Section 409A of the Code (a “Change in Control”).

On August 2, 2012, the Board also granted Mr. Sales performance shares under the Plan with a target number of shares of 447,155. Subject to his continued employment as Chief Executive Officer of SUPERVALU, Mr. Sales will be entitled to receive a grant of performance shares on July 29, 2013, with a target number of shares equal to $1,100,000 divided by the closing price of SUPERVALU’s common stock on the New York Stock Exchange on the date of grant. The performance shares will convert into shares of common stock at the earliest of: (i) the second anniversary of the date of grant, (ii) the fifth business day after Mr. Sales’ death or “disability” (within the meaning of Section 409A of the Code) or (iii) a Change in Control. The number of shares will equal: (i) zero, if the average closing price of SUPERVALU’s common stock for the 20-trading day period prior to the measurement date is 50% or less than the closing price on the date of grant, (ii) 100% of the target number, if the average closing price on the measurement date is equal to the closing price on the date of grant, (iii) 200% of the target number, if the average closing price on the measurement date is 200% of the closing price on the date of grant and (iv) 300% of the target number, if the average closing price on the measurement date is 300% or more of the closing price on the date of grant, with a straight-line interpolation of the number of shares where the average closing price on the measurement date does not equal 50%, 100%, 200% or 300%. The measurement date is the earliest of: (i) the first anniversary of the applicable grant date, (ii) the date of a Change in Control or (iii) the date of Mr. Sales’ separation from service due to a termination by SUPERVALU without “Cause” (as defined in the Agreement).

In the event that Mr. Sales’ employment is terminated by SUPERVALU without “Cause” (as defined in the Agreement), he will be entitled to receive: (i) the unpaid portion of his signing bonus; (ii) the portion of his annual salary that would have been paid from his termination date through the end of the Term; (iii) the minimum cash bonus for SUPERVALU’s fiscal year ending February 23, 2013, the target bonus for SUPERVALU’s fiscal year ending February 22, 2014 and for the period from February 23, 2014 through the end of the Term (to the extent Mr. Sales’ termination occurs prior to the end of such periods) and the actual bonus earned for SUPERVALU’s fiscal year ending February 23, 2014 (if Mr. Sales’ termination occurs on or after February 23, 2014) and (iv) the conversion of any performance shares which have been granted and for which the measurement date has not occurred into the greater of the number of shares of common stock determined using the termination date as the measurement date or the target number of shares. In addition, if Mr. Sales’ employment is terminated by SUPERVALU without Cause prior to July 29, 2013, Mr. Sales will be additionally entitled to receive a lump sum payment of $2,200,000 in lieu of the stock unit and performance share grants scheduled to be made to Mr. Sales on July 29, 2013. And, if Mr. Sales’ employment ends on account of his death or “disability” (within the meaning of Section 409A of the Code), any performance shares which have been granted and as to which the measurement date has not occurred will be converted into the target number of shares of common stock. Mr. Sales will not be entitled to receive these payments if his employment ends for any other reason during the Term.

The Agreement provides that SUPERVALU will pay or reimburse Mr. Sales for travel expenses, up to one round-trip visit per week, from Florida or Michigan to Minnesota to facilitate the performance of his duties. Mr. Sales will be eligible to participate in SUPERVALU’s Executive Nonqualified Deferred Compensation Plan and to receive the standard annual physical for executives.

Mr. Sales is not eligible to participate in SUPERVALU’s Multi-Year Performance Awards for the fiscal 2012-2014 performance period or the fiscal 2013-2015 performance period. Mr. Sales will not be entitled to participate in SUPERVALU’s Executive and Officer Severance Pay Plan and will not be provided with a Change of Control Severance Agreement. While Mr. Sales is serving as President and Chief Executive Officer, he will not receive any new grant of compensation solely for his service as a member and Chairman of the Board. The amount of the annual deferred stock retainer awarded to Mr. Sales as non-executive Chairman of the Board on July 17, 2012 was increased by $150,000 in recognition of his responsibilities for overseeing SUPERVALU’s review of strategic alternatives.

The Agreement is subject to certain customary non-compete, non-solicitation, confidentiality and mandatory arbitration provisions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 29, 2012, the Board approved the following amendments to SUPERVALU’s Bylaws:

•

Section 2.05 was amended to provide that in the absence of the Chairman of the Board, the Lead Director, if then in existence, or in such person’s absence, a person designated by the Board shall act as Chairman of a meeting of stockholders;

•	Section 3.14 was amended to remove the requirement that the Chairman of SUPERVALU’s Board of Directors be an independent non-employee director; and

•

Section 5.04 was amended to remove the provision that, in the absence of the Chairman of the Board, the President, if also designated as Chief Executive Officer, shall preside at all meetings of the directors.

SUPERVALU’s Bylaws, as amended and restated, are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

3.1	Restated Bylaws of SUPERVALU INC., as amended July 29, 2012

99.1	Press Release, dated July 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2012

SUPERVALU INC.

By:	/s/ Sherry M. Smith
Name:	Sherry M. Smith
Title:	Executive Vice President and Chief Financial Officer (Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Bylaws of SUPERVALU INC., as amended July 29, 2012

99.1	Press Release, dated July 30, 2012